Exhibit 99.1
FOR IMMEDIATE RELEASE
Diversified Healthcare Trust Announces First Quarter 2022 Results
Net Income Attributable to Common Shareholders of $1.01 Per Share
Normalized FFO Attributable to Common Shareholders of $(0.09) Per Share

Newton, MA (May 3, 2022):  Diversified Healthcare Trust (Nasdaq: DHC) today announced its financial results for the quarter ended March 31, 2022.
Jennifer Francis, President and Chief Executive Officer of DHC, made the following statement:
“During the first quarter, we reported strong sequential quarter NOI growth in our same property SHOP segment, largely driven by increases in rate. In addition, leasing results in our Office Portfolio have remained resilient and are helping to support the overall recovery of our business as the effects of the COVID-19 pandemic wane. Additionally, we generated $653 million of cash in the first quarter through a new joint venture with 10 Office Portfolio properties, bringing our total cash position to approximately $1.5 billion at quarter end. This, combined with the amendment and extension of our credit facility, enhances our capacity to continue to fund investment activities, which we believe best positions DHC to execute on our business plan. With ample liquidity, improving operating performance and solid leasing results, we are confident in DHC’s growth trajectory moving forward.”
Quarterly Results:
•Reported net income attributable to common shareholders of $240.4 million, or $1.01 per share.
•Reported normalized funds from operations, or Normalized FFO, attributable to common shareholders of $(21.9) million, or $(0.09) per share.
•Recorded a gain on sale of properties of $327.5 million, or $1.38 per share, from DHC's new joint venture with two unrelated third party institutional investors for 10 of its Office Portfolio segment properties.

	As of and For the Three Months Ended
	March 31, 2022	December 31, 2021	March 31, 2021
Occupancy
Office Portfolio (period end)	89.3%	91.3%	92.3%
SHOP (average day for period)	73.0%	72.5%	69.5%

Same Property Occupancy
Office Portfolio (period end)	92.5%	92.4%	92.8%
SHOP (average day for period)	74.1%	74.1%	72.7%

	Three Months Ended
	March 31, 2022	December 31, 2021	Change	March 31, 2021	Change
Same Property Cash Basis NOI (dollars in thousands)
Office Portfolio	$27,352	$27,639	(1.0)%	$28,885	(5.3)%
SHOP	$9,485	$2,839	234.1%	$10,357	(8.4)%
Total Consolidated Same Property Cash Basis NOI	$46,699	$42,330	10.3%	$48,912	(4.5)%
Reconciliations of net income (loss) attributable to common shareholders determined in accordance with U.S. generally accepted accounting principles, or GAAP, to funds from operations, or FFO, attributable to common shareholders and Normalized FFO attributable to common shareholders for the quarters ended March 31, 2022 and 2021 appear later in this press release. Reconciliations of net income (loss) attributable to common shareholders determined in accordance with GAAP to net operating income, or NOI, and Cash Basis NOI, and a reconciliation of NOI to same property NOI and a calculation of same property Cash Basis NOI, for the quarters ended March 31, 2022, December 31, 2021 and March 31, 2021, as applicable, also appear later in this press release.
Office Portfolio Segment:
•Same property Cash Basis NOI decreased compared to the first quarter of 2021 primarily resulting from decreases in occupancy, partially offset by increases in parking income.
•DHC entered into new and renewal leases for an aggregate of 201,072 rentable square feet at weighted average rents that were 8.2% higher than prior rents for the same space.
SHOP Segment:
•Same property Cash Basis NOI decreased compared to the first quarter of 2021, primarily resulting from increases in operating expenses on a per resident basis due to increased labor costs, partially offset by increases in occupancy.
•Recent same property occupancy rates in DHC's senior housing operating portfolio, or SHOP, segment consisting of 120 communities are as follows:

	2021									2022
	Apr	May	Jun	Jul	Aug	Sep	Oct	Nov	Dec	Jan	Feb	Mar
SHOP Same Property Average Occupancy	72.6%	73.2%	72.8%	72.9%	73.4%	73.8%	73.9%	74.2%	74.1%	74.4%	74.1%	73.8%
Sequential Occupancy Change		0.6	(0.4)	0.1	0.5	0.4	0.1	0.3	(0.1)	0.3	(0.3)	(0.3)
•During the year ended December 31, 2021, DHC completed the transition of 107 senior living communities from Five Star Senior Living, Inc. to 10 new third party managers. Recent occupancy rates for these transitioned communities in DHC's SHOP segment are as follows:

	2021	2022
	Dec	Jan	Feb	Mar
SHOP Other Operator Managed Communities Average Occupancy	67.4%	69.8%	70.0%	70.9%
Sequential Occupancy Change		2.4	0.2	0.9
Joint Venture Activities:
•In January 2022, DHC entered into a joint venture with two unrelated third party institutional investors for 10 Office Portfolio segment properties and received cash proceeds of $653.3 million. The purchase price was based upon a property valuation of approximately $702.5 million, less approximately $456.6 million of secured debt on the properties incurred by the joint venture. The investors acquired a combined 80% equity interest in the joint venture and DHC retained a 20% equity interest in the joint venture. Effective upon the closing of the sale, these 10 properties are no longer consolidated into DHC's financial results and DHC's 20% equity interest in the joint venture is accounted for as an unconsolidated joint venture interest.
Liquidity and Financing Activities:
•As of March 31, 2022, DHC had approximately $1.5 billion of cash and cash equivalents and restricted cash.
•As of March 31, 2022, DHC's ratio of consolidated income available for debt service to debt service was below the 1.5x incurrence requirement under DHC's revolving credit facility and its public debt covenants, as the effects of the COVID-19 pandemic continued to adversely impact DHC's senior living operations. DHC is unable to incur additional debt until this ratio is at or above 1.5x on a pro forma basis.
•In February 2022, DHC and its lenders amended the agreement governing its revolving credit facility to, among other things, extend the waiver of the fixed charge coverage ratio covenant through December 31, 2022 and reduce the facility commitments to $700.0 million, and DHC also exercised its option to extend the maturity date of the revolving credit facility to January 2024.
Conference Call:
At 10:00 a.m. Eastern Time tomorrow morning, President and Chief Executive Officer, Jennifer Francis, and Chief Financial Officer and Treasurer, Richard Siedel, will host a conference call to discuss DHC's first quarter 2022 financial results. The conference call telephone number is (877) 329-4297. Participants calling from outside the United States and Canada should dial (412) 317-5435. No pass code is necessary to access the call from either number. Participants should dial in about 15 minutes prior to the scheduled start of the call. A replay of the conference call will be available through 11:59 p.m. on Wednesday, May 11, 2022. To access the replay, dial (412) 317-0088. The replay pass code is 4835558.
A live audio webcast of the conference call will also be available in a listen-only mode on DHC's website, www.dhcreit.com. Participants wanting to access the webcast should visit DHC's website about five minutes before the call. The archived webcast will be available for replay on DHC's website following the call for about one week. The transcription, recording and retransmission in any way of DHC's first quarter conference call are strictly prohibited without the prior written consent of DHC.
Supplemental Data:
A copy of DHC's First Quarter 2022 Supplemental Operating and Financial Data is available for download at DHC's website, www.dhcreit.com. DHC's website is not incorporated as part of this press release.
DHC is a real estate investment trust, or REIT, focused on owning high-quality healthcare properties located throughout the United States. DHC seeks diversification across the health services spectrum by care delivery and practice type, by scientific research disciplines and by property type and location. As of March 31, 2022, DHC’s approximately $6.8 billion portfolio included 378 properties in 36 states and Washington, D.C., occupied by almost 500 tenants, and totaling approximately 9 million square feet of life science and medical office properties and more than 27,000 senior living units. DHC is managed by The RMR Group (Nasdaq: RMR), a leading U.S. alternative asset management company with more than $37 billion in assets under management as of March 31, 2022 and more than 35 years of institutional experience in buying, selling, financing and operating commercial real estate. To learn more about DHC, visit www.dhcreit.com.
Non-GAAP Financial Measures:
DHC presents certain "non-GAAP financial measures" within the meaning of applicable rules of the Securities and Exchange Commission, or SEC, including FFO attributable to common shareholders, Normalized FFO attributable to common shareholders, NOI, Cash Basis NOI, same property NOI and same property Cash Basis NOI for the three months ended March 31, 2022 and 2021, as well as certain of these measures for the other three quarters of 2021. These measures do not represent cash generated by operating activities in accordance with GAAP and should not be considered alternatives to net income (loss) or net income (loss) attributable to common shareholders as indicators of DHC's operating performance or as measures of DHC's liquidity. These measures should be considered in conjunction with net income (loss) and net income (loss)

attributable to common shareholders as presented in DHC's condensed consolidated statements of income (loss). DHC considers these non-GAAP measures to be appropriate supplemental measures of operating performance for a REIT, along with net income (loss) and net income (loss) attributable to common shareholders. DHC believes these measures provide useful information to investors because by excluding the effects of certain historical amounts, such as depreciation and amortization, they may facilitate a comparison of DHC's operating performance between periods and with other REITs and, in the case of NOI, Cash Basis NOI, same property NOI and same property Cash Basis NOI, reflecting only those income and expense items that are generated and incurred at the property level may help both investors and management to understand the operations of DHC's properties.
Please see the pages attached hereto for a more detailed statement of DHC's operating results and financial condition, and for an explanation of DHC's calculation of FFO attributable to common shareholders, Normalized FFO attributable to common shareholders, NOI, Cash Basis NOI, same property NOI and same property Cash Basis NOI and a reconciliation of those amounts to amounts determined in accordance with GAAP.

DIVERSIFIED HEALTHCARE TRUST
CONDENSED CONSOLIDATED STATEMENTS OF INCOME (LOSS)
(amounts in thousands, except per share data)
(unaudited)

	Three Months Ended March 31,
	2022	2021
Revenues:
Rental income	$65,285	$102,758
Residents fees and services	245,448	259,966
Total revenues	310,733	362,724

Expenses:
Property operating expenses	268,742	287,391
Depreciation and amortization	57,259	66,153
General and administrative	7,285	7,542
Acquisition and certain other transaction related costs	928	—
Impairment of assets	—	(174)
Total expenses	334,214	360,912

Gain (loss) on sale of properties	327,794	(122)
Losses on equity securities, net	(8,553)	(8,339)
Interest and other income (1)	395	2,835
Interest expense (including net amortization of debt premiums, discounts and issuance costs of $2,472 and $2,812, respectively)	(57,131)	(60,091)
Loss on modification or early extinguishment of debt	(483)	(2,040)
Income (loss) from continuing operations before income tax expense and equity in earnings of investees	238,541	(65,945)
Income tax expense	(1,472)	(238)
Equity in earnings of investees	3,354	—
Net income (loss)	240,423	(66,183)
Net income attributable to noncontrolling interest	—	(1,322)
Net income (loss) attributable to common shareholders	$240,423	$(67,505)

Weighted average common shares outstanding (basic)	238,149	237,834
Weighted average common shares outstanding (diluted)	238,198	237,834

Per common share amounts (basic and diluted):
Net income (loss) attributable to common shareholders	$1.01	$(0.28)

(1)    DHC recognized funds received under the Coronavirus Aid, Relief, and Economic Security Act of $199 and $2,433 during the three months ended March 31, 2022 and 2021, respectively.

DIVERSIFIED HEALTHCARE TRUST
FUNDS FROM OPERATIONS AND NORMALIZED FUNDS FROM OPERATIONS ATTRIBUTABLE TO COMMON SHAREHOLDERS
(amounts in thousands, except per share data)
(unaudited)
Calculation of FFO and Normalized FFO Attributable to Common Shareholders(1):

	Three Months Ended March 31,
	2022	2021
Net income (loss) attributable to common shareholders	$240,423	$(67,505)
Depreciation and amortization	57,259	66,153
(Gain) loss on sale of properties	(327,794)	122
Impairment of assets	—	(174)
Losses on equity securities, net	8,553	8,339
FFO adjustments attributable to noncontrolling interest	—	(5,273)
Equity in earnings of unconsolidated joint ventures	(3,354)	—
Share of FFO from unconsolidated joint ventures	3,675	—
Adjustments to reflect DHC's share of FFO attributable to an equity method investment	(1,932)	2,036
FFO attributable to common shareholders	(23,170)	3,698

Acquisition and certain other transaction related costs	928	—
Loss on modification or early extinguishment of debt	483	2,040
Adjustments to reflect DHC's share of Normalized FFO attributable to an equity method investment	(142)	85
Normalized FFO attributable to common shareholders	$(21,901)	$5,823

Weighted average common shares outstanding (basic)	238,149	237,834
Weighted average common shares outstanding (diluted)	238,198	237,834

Per common share data (basic and diluted):
Net income (loss) attributable to common shareholders	$1.01	$(0.28)
FFO attributable to common shareholders	$(0.10)	$0.02
Normalized FFO attributable to common shareholders	$(0.09)	$0.02
Distributions declared	$0.01	$0.01
(1)      DHC calculates FFO attributable to common shareholders and Normalized FFO attributable to common shareholders as shown above. FFO attributable to common shareholders is calculated on the basis defined by the National Association of Real Estate Investment Trusts, which is net income (loss) attributable to common shareholders, calculated in accordance with GAAP, excluding any gain or loss on sale of properties, equity in earnings or losses of unconsolidated joint ventures, loss on impairment of real estate assets, gains or losses on equity securities, net, if any, including adjustments to reflect DHC's proportionate share of FFO of DHC's equity method investment in AlerisLife Inc. (Nasdaq: ALR) and DHC's proportionate share of FFO from its unconsolidated joint ventures, plus real estate depreciation and amortization of consolidated properties and minus FFO adjustments attributable to noncontrolling interest, as well as certain other adjustments currently not applicable to DHC. In calculating Normalized FFO attributable to common shareholders, DHC adjusts for the items shown above including similar adjustments for DHC's unconsolidated joint ventures, if any. FFO attributable to common shareholders and Normalized FFO attributable to common shareholders are among the factors considered by DHC's Board of Trustees when determining the amount of distributions to its shareholders. Other factors include, but are not limited to, requirements to maintain DHC's qualification for taxation as a REIT, limitations in the agreements governing DHC's debt, the availability to DHC of debt and equity capital, DHC's expectation of its future capital requirements and operating performance, and DHC's expected needs for and availability of cash to pay its obligations. Other real estate companies and REITs may calculate FFO attributable to common shareholders and Normalized FFO attributable to common shareholders differently than DHC does.

DIVERSIFIED HEALTHCARE TRUST
CALCULATION AND RECONCILIATION OF NOI AND CASH BASIS NOI (1)
(dollars in thousands)
(unaudited)

	Three Months Ended March 31,
	2022	2021
Calculation of NOI and Cash Basis NOI:
Revenues:
Rental income	$65,285	$102,758
Residents fees and services	245,448	259,966
Total revenues	310,733	362,724
Property operating expenses	(268,742)	(287,391)
NOI	41,991	75,333
Non-cash straight line rent adjustments included in rental income	(1,745)	(804)
Lease value amortization included in rental income	105	(1,866)
Non-cash amortization included in property operating expenses	(199)	(199)
Cash Basis NOI	$40,152	$72,464

Reconciliation of Net Income (Loss) Attributable to Common Shareholders to NOI and Cash Basis NOI:
Net income (loss) attributable to common shareholders	$240,423	$(67,505)
Net income attributable to noncontrolling interest	—	1,322
Net income (loss)	240,423	(66,183)
Equity in earnings of investees	(3,354)	—
Income tax expense	1,472	238
Loss on modification or early extinguishment of debt	483	2,040
Interest expense	57,131	60,091
Interest and other income	(395)	(2,835)
Losses on equity securities, net	8,553	8,339
(Gain) loss on sale of properties	(327,794)	122
Impairment of assets	—	(174)
Acquisition and certain other transaction related costs	928	—
General and administrative	7,285	7,542
Depreciation and amortization	57,259	66,153
NOI	41,991	75,333

Non-cash straight line rent adjustments included in rental income	(1,745)	(804)
Lease value amortization included in rental income	105	(1,866)
Non-cash amortization included in property operating expenses	(199)	(199)
Cash Basis NOI	$40,152	$72,464
(1)    The calculations of NOI, Cash Basis NOI, same property NOI and same property Cash Basis NOI exclude certain components of net income (loss) attributable to common shareholders in order to provide results that are more closely related to DHC's property level results of operations. DHC calculates NOI and Cash Basis NOI as shown above and same property NOI and same property Cash Basis NOI as shown below. DHC defines NOI as income from its real estate less its property operating expenses. NOI excludes amortization of capitalized tenant improvement costs and leasing commissions that DHC records as depreciation and amortization. DHC defines Cash Basis NOI as NOI excluding non-cash straight line rent adjustments, lease value amortization, lease termination fee amortization, if any, and non-cash amortization included in property operating expenses. DHC calculates same property NOI and same property Cash Basis NOI in the same manner that it calculates the corresponding NOI and Cash Basis NOI amounts, except that it only includes same properties in calculating same property NOI and same property Cash Basis NOI. DHC uses NOI, Cash Basis NOI, same property NOI and same property Cash Basis NOI to evaluate individual and company-wide property level performance. Other real estate companies and REITs may calculate NOI, Cash Basis NOI, same property NOI and same property Cash Basis NOI differently than DHC does.

DIVERSIFIED HEALTHCARE TRUST
Calculation and Reconciliation of NOI, Cash Basis NOI, Same Property NOI and Same Property Cash Basis NOI by Segment (1)
(dollars in thousands)
(unaudited)

Office Portfolio	For the Three Months Ended
Calculation of NOI and Cash Basis NOI:	3/31/2022	12/31/2021	9/30/2021	6/30/2021	3/31/2021
Rental income	$54,997	$89,950	$91,520	$92,804	$93,323
Property operating expenses	(23,447)	(32,313)	(32,386)	(31,321)	(31,293)
NOI	$31,550	$57,637	$59,134	$61,483	$62,030

NOI	$31,550	$57,637	$59,134	$61,483	$62,030
Less:
Non-cash straight line rent adjustments included in rental income	1,511	1,827	1,800	1,597	1,083
Lease value amortization included in rental income	(122)	1,631	1,830	1,833	1,822
Non-cash amortization included in property operating expenses	199	200	199	199	199
Cash Basis NOI	$29,962	$53,979	$55,305	$57,854	$58,926

Reconciliation of NOI to Same Property NOI:
NOI	$31,550	$57,637	$59,134	$61,483	$62,030
Less:
NOI of properties not included in same property results	2,990	28,834	31,162	32,435	33,081
Same Property NOI (2)	$28,560	$28,803	$27,972	$29,048	$28,949

Reconciliation of Same Property NOI to Same Property Cash Basis NOI:
Same Property NOI (2)	$28,560	$28,803	$27,972	$29,048	$28,949
Less:
Non-cash straight line rent adjustments included in rental income	1,166	1,209	923	347	101
Lease value amortization included in rental income	(132)	(144)	(137)	(135)	(135)
Non-cash amortization included in property operating expenses	174	99	99	99	98
Same Property Cash Basis NOI (2)	$27,352	$27,639	$27,087	$28,737	$28,885
(1)See page 7 for the calculation of NOI and a reconciliation of net income (loss) attributable to common shareholders determined in accordance with GAAP to that amount. See footnote 1 on page 7 of this press release for a definition of NOI, Cash Basis NOI, same property NOI and same property Cash Basis NOI, and page 3 for a description of why management believes they are appropriate supplemental measures and a description of how management uses these measures.
(2)Consists of properties owned and in service continuously since January 1, 2021; excludes properties classified as held for sale or out of service undergoing redevelopment, if any, and medical office and life science properties owned by unconsolidated joint ventures in which DHC owns an equity interest.

DIVERSIFIED HEALTHCARE TRUST
Calculation and Reconciliation of NOI, Cash Basis NOI, Same Property NOI and Same Property Cash Basis NOI by Segment (1)
(dollars in thousands)
(unaudited)

SHOP	For the Three Months Ended
Calculation of NOI and Cash Basis NOI:	3/31/2022	12/31/2021	9/30/2021	6/30/2021	3/31/2021
Residents fees and services	$245,448	$234,697	$236,013	$243,947	$259,966
Property operating expenses	(245,295)	(241,403)	(233,687)	(233,311)	(256,098)
NOI / Cash Basis NOI	$153	$(6,706)	$2,326	$10,636	$3,868

Reconciliation of NOI / Cash Basis NOI to Same Property NOI / Same Property Cash Basis NOI:
NOI / Cash Basis NOI	$153	$(6,706)	$2,326	$10,636	$3,868
Less:
NOI / Cash Basis NOI of properties not included in same property results	(9,332)	(9,545)	(5,000)	(1,828)	(6,489)
Same Property NOI / Same Property Cash Basis NOI (2)	$9,485	$2,839	$7,326	$12,464	$10,357
(1)See page 7 for the calculation of NOI and a reconciliation of net income (loss) attributable to common shareholders determined in accordance with GAAP to that amount. See footnote 1 on page 7 of this press release for a definition of NOI, Cash Basis NOI, same property NOI and same property Cash Basis NOI, and page 3 for a description of why management believes they are appropriate supplemental measures and a description of how management uses these measures.
(2)Consists of properties owned and which have been operated by the same operator continuously since January 1, 2021; excludes properties classified as held for sale or closed, if any.

DIVERSIFIED HEALTHCARE TRUST
Calculation and Reconciliation of NOI, Cash Basis NOI, Same Property NOI and Same Property Cash Basis NOI (1)
(dollars in thousands)
(unaudited)

Consolidated	For the Three Months Ended
Calculation of NOI and Cash Basis NOI:	3/31/2022	12/31/2021	9/30/2021	6/30/2021	3/31/2021
Rental income / residents fees and services	$310,733	$336,731	$337,416	$346,341	$362,724
Property operating expenses	(268,742)	(273,716)	(266,073)	(264,632)	(287,391)
NOI	$41,991	$63,015	$71,343	$81,709	$75,333

NOI	$41,991	$63,015	$71,343	$81,709	$75,333
Less:
Non-cash straight line rent adjustments included in rental income	1,745	2,042	1,679	1,321	804
Lease value amortization included in rental income	(105)	1,648	1,848	1,849	1,866
Non-cash amortization included in property operating expenses	199	200	199	199	199
Cash Basis NOI	$40,152	$59,125	$67,617	$78,340	$72,464

Reconciliation of NOI to Same Property NOI:
NOI	$41,991	$63,015	$71,343	$81,709	$75,333
Less:
NOI of properties not included in same property results	(6,146)	19,289	26,162	30,607	26,592
Same Property NOI (2)	$48,137	$43,726	$45,181	$51,102	$48,741

Reconciliation of Same Property NOI to Same Property Cash Basis NOI:
Same Property NOI (2)	$48,137	$43,726	$45,181	$51,102	$48,741
Less:
Non-cash straight line rent adjustments included in rental income	1,379	1,424	802	71	(178)
Lease value amortization included in rental income	(115)	(127)	(119)	(119)	(91)
Non-cash amortization included in property operating expenses	174	99	99	99	98
Same Property Cash Basis NOI (2)	$46,699	$42,330	$44,399	$51,051	$48,912
(1)See page 7 for the calculation of NOI and a reconciliation of net income (loss) attributable to common shareholders determined in accordance with GAAP to that amount. See footnote 1 on page 7 of this press release for a definition of NOI, Cash Basis NOI, same property NOI and same property Cash Basis NOI, and page 3 for a description of why management believes they are appropriate supplemental measures and a description of how management uses these measures.
(2)Consists of properties owned, in service and operated by the same operator continuously since January 1, 2021; excludes properties classified as held for sale, closed or out of service undergoing redevelopment, if any, and medical office and life science properties owned by unconsolidated joint ventures in which DHC owns an equity interest.

DIVERSIFIED HEALTHCARE TRUST
CONDENSED CONSOLIDATED BALANCE SHEETS
(dollars in thousands)
(unaudited)

	March 31, 2022	December 31, 2021
Assets
Real estate properties	$6,413,183	$6,813,556
Accumulated depreciation	(1,689,680)	(1,737,807)
Total real estate properties, net	4,723,503	5,075,749

Investments in unconsolidated joint ventures	266,741	215,127
Cash and cash equivalents	732,058	634,848
Restricted cash	759,938	382,097
Acquired real estate leases and other intangible assets, net	40,231	48,746
Other assets, net	252,908	266,947
Total assets	$6,775,379	$6,623,514

Liabilities and Shareholders' Equity
Revolving credit facility	$700,000	$800,000
Senior unsecured notes, net	2,808,467	2,806,811
Secured debt and finance leases, net	68,731	69,713
Accrued interest	45,579	29,845
Assumed real estate lease obligations, net	1,384	2,556
Other liabilities	250,485	252,199
Total liabilities	3,874,646	3,961,124

Total shareholders' equity	2,900,733	2,662,390
Total liabilities and shareholders' equity	$6,775,379	$6,623,514

Warning Concerning Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other securities laws. Whenever DHC uses words such as “believe”, “expect”, “anticipate”, “intend”, “plan”, “estimate”, "will", “may” and negatives or derivatives of these or similar expressions, DHC is making forward-looking statements. These forward-looking statements are based upon DHC's present intent, beliefs or expectations, but forward-looking statements are not guaranteed to occur and may not occur. Actual results may differ materially from those contained in or implied by DHC's forward-looking statements. Forward-looking statements involve known and unknown risks, uncertainties and other factors, some of which are beyond DHC's control. For example,
•Ms. Francis's statements regarding DHC's strong sequential quarter NOI growth in its same property SHOP segment largely driven by increases in rate may imply that DHC's senior living communities will realize further NOI growth in future sequential quarters from its same property SHOP segment. DHC's SHOP business is subject to various risks, many of which are beyond its control, including the COVID-19 pandemic and other economic and market conditions, such as the current inflationary conditions. As a result, DHC may not realize any such growth in future periods,
•Ms. Francis states that leasing results in DHC's Office Portfolio have remained resilient and are helping to support the overall recovery of DHC's business as the effects of the COVID-19 pandemic wane. This may imply that leasing results in DHC's Office Portfolio segment will continue to be positive and that such positive leasing results may improve the financial performance of DHC's portfolio. However, DHC may not continue to realize positive leasing results, and even if it does, these results may not significantly increase the financial performance of DHC's portfolio,
•Ms. Francis states that DHC believes that the enhancement of DHC's capacity to continue to fund investment activities as a result of the recent amendment and extension of its credit facility best positions DHC to execute on its business plan. This may imply that this enhancement will provide sufficient capacity for DHC to execute its business plan, that DHC will successfully execute its business plan and that it will benefit as a result. However, this enhancement may not be sufficient, DHC may not succeed in executing its business plan and any such success it may have doing so may not realize the benefits it expects,
•Ms. Francis's statements regarding DHC's growth trajectory and DHC's ample liquidity, improving operating performance and solid leasing results may imply that DHC will be able to sustain sufficient liquidity and its portfolio will recover from current levels. However, if economic conditions worsen and the resulting impacts on DHC and its managers and tenants significantly worsen for a sustained period, or if they otherwise fail to profitably operate their businesses, DHC may be required to utilize all or a significant portion of its cash and cash equivalents to fund its business and operations. In addition, if DHC is unable to refinance or replace its debt as it matures, its liquidity may decline. Further, DHC has not historically maintained similar high amounts of cash and instead has utilized cash sources to fund and grow its business, which it may do again in the future, as, if and when it is permitted to do so under its debt agreements, and
•DHC has obtained a waiver from compliance with certain financial covenants under its credit agreement through December 31, 2022, and extended the maturity date of its credit facility to January 2024. However, if DHC's operating results and financial condition are further adversely impacted by current economic conditions, including the COVID-19 pandemic, or fail to sufficiently improve, it may fail to comply with the terms of the waiver and other requirements under its credit agreement, and DHC may also fail to satisfy certain financial requirements under the agreements governing its public debt. For example, DHC's ratio of consolidated income available for debt service to debt service was below the 1.5x incurrence requirement under its revolving credit facility and its public debt covenants as of March 31, 2022, and DHC cannot be certain how long this ratio will remain below 1.5x. DHC is unable to incur additional debt until this ratio is at or above 1.5x on a pro forma basis, but is not required to repay outstanding debt as a result of failure to comply with this requirement. DHC is currently fully drawn under its revolving credit facility and could also be required to repay its outstanding debt as a result of non-compliance with certain other requirements of its credit agreement or the agreements governing its public debt. DHC may therefore experience future liquidity constraints, as it is currently unable to incur additional debt under its credit agreement or otherwise for failure to comply with the requirements of its credit agreement or the agreements governing its public debt, and DHC will be limited to its cash on hand or be forced to raise additional sources of capital or take other measures to repay its debt or maintain adequate liquidity. Further, the extended maturity date of DHC's credit facility may not enhance its capacity to fund investment activities and DHC may not be best positioned to execute on its business plan as a result.

The information contained in DHC's filings with the SEC, including under “Risk Factors” in DHC's periodic reports, or incorporated therein, identifies important factors that could cause DHC's actual results to differ materially from those stated in or implied by DHC's forward-looking statements. DHC's filings with the SEC are available on the SEC's website at www.sec.gov. You should not place undue reliance upon forward-looking statements. Except as required by law, DHC does not intend to update or change any forward-looking statements as a result of new information, future events or otherwise.

Contact:
Michael Kodesch, Director, Investor Relations
(617) 796-8234
www.dhcreit.com
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